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EXHIBIT 23 - A CONSENT OF ROBB, DIXON, FRANCIS, DAVIS, ONESON & COMPANY



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-4 of United Bancorp, Inc., of our report dated, February 20, 1998, on our audits of the consolidated financial statements of Southern Ohio
Community Bancshares, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the registration statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the registration statement.




                                     /s/ Robb Dixon
                                  -----------------------------
                                  Robb, Dixon, Francis, Davis,
                                  Oneson & Company